Exhibit 5.1

February 27, 2015

RESOURCE CAPITAL CORP.

712 Fifth Avenue

10th Floor

New York, New York 10019

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We serve as special Maryland counsel to Resource Capital Corp., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of the following securities having a proposed maximum aggregate offering price of $400,000,000 (collectively, the “Securities”): (a) shares of common stock, $0.001 par value per share, of the Company (“Common Shares”); (b) shares of preferred stock, $0.001 par value per share, of the Company (“Preferred Shares”); (c) senior or subordinated debt securities, which may be convertible into Common Shares or Preferred Shares (“Debt Securities”); (d) warrants to purchase Common Shares, Preferred Shares or Debt Securities (“Warrants”); and (e) units to purchase one or more Debt Securities, Common Shares, Preferred Shares or Warrants or any combination of the foregoing (“Units”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). This opinion is being provided at your request in connection with the filing of a post-effective amendment to the Registration Statement (the “Amendment”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement (including the Amendment) and the related form of prospectus included therein (the “Prospectus”), in the form in which it was transmitted to the Commission under the 1933 Act;

2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

RESOURCE CAPITAL CORP.

February 27, 2015

3. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5. Resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company; and

6. A certificate executed by an officer of the Company, dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein (including the Company’s) are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board of Directors, or a duly authorized committee thereof, in accordance with and not in violation of the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions.

6. Articles supplementary creating and designating the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company (each, “Articles Supplementary”) will be filed with, and accepted for record by, the SDAT prior to the issuance of such Preferred Shares.

RESOURCE CAPITAL CORP.

February 27, 2015

7. Upon the issuance of any Securities that are Common Shares, including Common Shares which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Shares, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Charter.

8. Upon the issuance of any Securities that are Preferred Shares, including Preferred Shares which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Shares, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Charter, will not exceed the total number of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under the Charter.

9. Appropriate certificates representing Common Shares or Preferred Shares, as the case may be, will be executed and delivered upon issuance and sale of any Common Shares or Preferred Shares, and will comply with the Charter, the Bylaws and applicable law. In the alternative, if the Company does not issue certificates representing Common Shares or Preferred Shares, the Company will send in writing to each stockholder of the Company the information required by the Charter and the Bylaws and the information as contemplated by Section 2-210(c) of the Maryland General Corporation Law for any such shares to be issued, on request by a stockholder of the Company.

10. None of the Securities will be issued, sold or transferred in violation of the restrictions on ownership and transfer set forth in the Charter or any comparable provision in the Articles Supplementary creating any class or series of Preferred Shares.

11. Any Debt Securities will be issued under a valid and legally binding indenture (each, an “Indenture”) that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and applicable law.

12. Any Warrants will be issued under a valid and legally binding warrant agreement (each, a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and applicable law.

13. Any Units will be issued under a valid and legally binding purchase contract agreement (each, a “Purchase Contract Agreement”) that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and applicable law.

RESOURCE CAPITAL CORP.

February 27, 2015

14. The underwriting, subscription or purchase agreements for offerings of the Securities will be valid and legally binding contracts that conform to the descriptions thereof set forth in the Prospectus or the applicable prospectus supplement.

Based upon the foregoing and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. With respect to Common Shares, when (a) Common Shares have been duly authorized by the Board of Directors, (b) the Registration Statement has become effective under the 1933 Act, (c) the terms of the issuance and sale of Common Shares have been duly established in conformity with the Charter and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (d) Common Shares have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Common Shares will be duly authorized, legally issued, fully paid and nonassessable.

3. With respect to Preferred Shares, when (a) Preferred Shares have been duly authorized by the Board of Directors, (b) appropriate Articles Supplementary to the Charter relating to the class or series of Preferred Shares to be sold under the Registration Statement have been duly adopted by the Board of Directors and such Articles Supplementary have been filed with, and accepted for record by, the SDAT, (c) the Registration Statement has become effective under the 1933 Act, (d) the terms of the issuance and sale of such class or series of Preferred Shares have been duly established in conformity with the Charter and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) such class or series of Preferred Shares has been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Preferred Shares will be duly authorized, legally issued, fully paid and nonassessable.

4. With respect to the Debt Securities, when (a) the Registration Statement becomes effective under the 1933 Act, (b) the Indenture relating to the Debt Securities has been duly authorized, executed and delivered and the Debt Securities have been duly authorized by the Board of Directors, (c) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Charter, the Bylaws and the Indenture, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (d) the Debt Securities have been duly executed and countersigned in accordance with the Indenture and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Debt Securities will be duly authorized.

RESOURCE CAPITAL CORP.

February 27, 2015

5. With respect to Warrants, when (a) the Registration Statement has become effective under the 1933 Act, (b) a Warrant Agreement relating to Warrants has been duly authorized, executed and delivered and Warrants and the securities of the Company into which Warrants are exercisable have been duly authorized by the Board of Directors, (c) the terms of Warrants and of their issuance and sale have been duly established in conformity with the Charter, the Bylaws and the Warrant Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (d) Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, Common Shares, Preferred Shares or Debt Securities into which such Warrants are exercisable will be duly authorized.

6. With respect to any Units, when (a) the Registration Statement has become effective under the 1933 Act, (b) Units have been duly authorized by the Board of Directors, (c) a Purchase Contract Agreement relating to Units has been duly authorized, executed and delivered by the Company, (d) the terms of Units and of their sale and issuance have been duly established in conformity with the Charter, the Bylaws and the Purchase Contract Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) Units have been duly executed and countersigned in accordance with the Purchase Contract Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Units will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

RESOURCE CAPITAL CORP.

February 27, 2015

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

FOLEY & LARDNER LLP

/s/ Foley & Lardner LLP